                                                                    Exhibit 99.1

Contact: Don Watson     602-631-7224

CSK AUTO CORPORATION REPORTS AN INCREASE IN NET INCOME FOR THE FOURTH QUARTER AND A FULL YEAR NET INCOME INCREASE OF OVER $39 MILLION COMPARED TO THE PRIOR YEAR; CSK AUTO CORPORATION ALSO INCREASES EARNINGS ESTIMATES FOR FISCAL 2003

PHOENIX, AZ, March 20, 2003 -- CSK Auto Corporation (NYSE: CAO), the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket, today reported its financial results for the fourth quarter and 2002 fiscal year ended February 2, 2003.

The Company noted the following highlights for the fourth quarter and fiscal year (the results described as being on a "comparable basis" exclude certain items described below and in the footnotes of the accompanying financial data):

   - Net sales were $349.7 million for the quarter and $1.507 billion for the full year.

   -  COMPARABLE STORE SALES INCREASED 6% FOR THE QUARTER AND 7% FOR THE FULL
      YEAR.

   - Operating profit for the fourth quarter increased to $19.8 million, and ON A COMPARABLE BASIS INCREASED TO $30.8 MILLION, OR 8.8% OF NET SALES, COMPARED TO $19.9 MILLION OR 6.0% OF NET SALES FOR THE FOURTH QUARTER OF FISCAL 2001.

   - Operating profit for the full year increased 165.2% to $102.5 million, or 6.8% of net sales, and ON A COMPARABLE BASIS INCREASED TO $114.6 MILLION, OR 7.6% OF NET SALES, COMPARED TO $93.1 MILLION, OR 6.5% OF NET SALES, FOR THE FULL YEAR OF FISCAL 2001.

   - Net income increased to $3.7 million ($0.08 per share) for the fourth quarter compared to a loss of $1.5 million ($0.05 loss per share) in the fourth quarter of fiscal 2001. ON A COMPARABLE BASIS, NET INCOME WAS $10.8 MILLION OR $0.24 PER DILUTED COMMON SHARE IN THE FOURTH QUARTER OF 2002, ON A WEIGHTED AVERAGE SHARE BASE OF 45.2 MILLION SHARES, COMPARED TO $2.8 MILLION OR $0.09 PER DILUTED COMMON SHARE IN THE FOURTH QUARTER OF FISCAL 2001, ON A WEIGHTED AVERAGE SHARE BASE OF 30.1 MILLION SHARES.

   - Net income for fiscal 2002 increased to $21.8 million or $0.54 per share, after an extraordinary loss of $3.7 million (net of tax), compared to a loss of $17.2 million or a $0.61 loss per share in fiscal 2001. ON A COMPARABLE BASIS, NET INCOME WAS $34.2 MILLION OR $0.81 PER DILUTED COMMON SHARE IN FISCAL 2002 COMPARED TO $20.7 MILLION OR $0.64 PER DILUTED COMMON SHARE IN FISCAL 2001.

   - DURING FISCAL 2002, TOTAL DEBT OUTSTANDING WAS REDUCED BY $146.0 MILLION OR 22%.

QUARTER ENDED FEBRUARY 2, 2003

On a U.S. GAAP basis, earnings per diluted share increased to $0.08 compared to a loss of ($0.05) in the same quarter of fiscal 2001. Comparable basis earnings per diluted share increased 166.6% to $0.24 for the fourth quarter ended February 2, 2003, compared to $0.09 for the same quarter in fiscal 2001. The comparable 2002 fourth quarter earnings exclude: (1) $4.9 million of workers' compensation expense reflecting increased loss reserves for claims incurred during plan years 1999 through 2001 and claims relating to the acquired PACCAR stores, in response to increasing medical and claims costs, primarily in California; (2) $4.4 million of closed store charges due to revisions in reserves primarily for the Profitability Enhancement Program (PEP) relating to longer than anticipated vacancy periods for our closed stores as a result of the economic slowdown; (3) a $1.7 million non-cash charge relating to the vesting of a supplemental executive retirement agreement for the

Company's chairman; and (4) $0.2 million of expenses incurred in connection with the Company's secondary stock offering in November 2002.

Gross profit was $172.2 million, or 49.2% of net sales for the fourth quarter of fiscal 2002 as compared to $161.2 million or 48.3% of net sales for the fourth quarter of fiscal 2001. The improvement in gross profit is mainly due to the continued increasing sales and additional vendor allowances obtained during the fourth quarter of fiscal 2002 as a result of improved liquidity.

FISCAL 2002

On a U.S. GAAP basis, earnings per diluted share increased to $0.54 compared to a loss of ($0.61) in fiscal 2001. Comparable basis earnings per diluted share increased to $0.81 compared to $0.64 in fiscal 2001. The comparable 2002 fiscal year earnings exclude the previously discussed items in addition to: (1) $0.8 million in expense related to the sale of certain stores in west Texas; (2) an additional $0.3 million in expense incurred in connection with the Company's secondary stock offering in July 2002; (3) $1.2 million of interest expense associated with the Company's $50.0 million convertible debentures which were converted in May 2002 and $0.3 million of interest paid due to certain advance notice requirements associated with the retirement in August 2002 of the Company's senior subordinated notes; and (4) $3.7 million extraordinary loss (net of $2.3 million of income tax benefit) for costs associated with the early extinguishment of approximately $71.7 million of the Company's senior subordinated notes.

Gross profit was $700.2 million, or 46.5% of net sales, for fiscal 2002 as compared to $648.0 million, or 45.0% of net sales, in fiscal 2001. Gross profit increased in fiscal 2002 as the Company realized cash discounts and vendor allowances as a result of its increasing sales and improved liquidity. In addition, gross profit in fiscal 2001 included $23.1 million of charges which were incurred in connection with the Company's PEP.

"Our sales and net income increased significantly in fiscal 2002. We were very pleased with our 7% same store sales increase and our improvement in gross profit dollars and percentage," said Maynard Jenkins, Chairman and Chief Executive Officer of CSK Auto Corporation. "Expense control improved, as evidenced by our 131 basis point reduction in total comparable SG&A year over year, but there are still opportunities for us to add to the bottom line by reducing expense. During fiscal 2003, the Company will continue our focus on increasing earnings and maximizing cash flow generation to pay down existing debt and increase return on assets."

OUTLOOK

In fiscal 2003, the Company expects to grow sales 3.5% to 4.0% on a comparable basis. We expect to report net income of between $45.0 million and $47.0 million. Of the estimated annual net income, we anticipate approximately 16% to be earned in the first quarter. This results in an increase in earnings per share of 60% in the first quarter year over year and a net income increase of over 30% on a full year basis, assuming approximately 45.3 million shares outstanding during fiscal 2003 on a fully diluted basis. The Company also expects to pay down our long-term debt by an additional $60.0 million during fiscal 2003. In addition, the Company expects to open or relocate between 20 to 30 stores during the fiscal year. The Company's outlook for the first quarter of fiscal 2003 does not reflect the potential adverse impact of the recent military action in Iraq and the effect this action could have on consumer shopping patterns.

CSK Auto Corporation is the parent company of CSK Auto, Inc., a specialty retailer in the automotive aftermarket. As of February 2, 2003, the Company operated 1,109 stores in 19 states under the brand names Checker Auto Parts, Schuck's Auto Supply and Kragen Auto Parts.

Certain statements contained in this release are forward-looking statements. They discuss, among other things, expected growth, future store development and relocation strategy, business strategies, future revenues and future performance. The forward-looking statements are subject to risks, uncertainties and assumptions, including, but not limited to, competitive pressures, demand for the Company's products, the state of the economy, inflation, consumer debt levels and the weather. Actual results may differ materially from anticipated results described in these forward-looking statements.

                                 Conference Call

In conjunction with this release, the Company will hold a conference call on Thursday March 20, 2003 at 4:30 p.m. (Eastern Time) for the investing public. Investors may listen to a simultaneous webcast at www.cskauto.com. Click on "Company," "Investor Info," then click "Conference Call." This webcast will be archived for five days. Interested parties may hear a replay of the conference call from 6:30 p.m. (ET) Thursday March 20, 2003 through 8:30 p.m. (ET) Friday March 21, 2003 by dialing (877) 519-4471 and using passcode 3761902. (If retrieving digital replay outside of the U.S. please dial (973) 341-3080, passcode 3761902.)

                               -- Table Follows --

                      CSK AUTO CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                       (COMPARABLE BASIS)
                                                          QUARTER ENDED                  QUARTER ENDED
                                                    ---------------------------    ---------------------------
                                                     FEBRUARY 2,    FEBRUARY 3,     FEBRUARY 2,    FEBRUARY 3,
                                                        2003           2002           2003(1)        2002(2)
                                                    ------------   ------------    ------------   ------------
Net sales .......................................   $    349,745   $    334,001    $    349,745   $    334,001
Cost of sales ...................................        177,537        172,774         177,537        172,774
                                                    ------------   ------------    ------------   ------------
Gross profit ....................................        172,208        161,227         172,208        161,227
Other costs and expenses:
  Operating and administrative ..................        147,734        142,643         141,334        141,143
  Store closing & restructuring costs ...........          4,475         (1,390)             99            146
  Secondary offering costs ......................            214             --              --             --
  Goodwill amortization (3) .....................             --          1,198              --             --
                                                    ------------   ------------    ------------   ------------
Operating profit ................................         19,785         18,776          30,775         19,938
Interest expense ................................         14,060         15,881          13,890         15,379
                                                    ------------   ------------    ------------   ------------
Income before income taxes and extraordinary loss          5,725          2,895          16,885          4,559
Income tax expense ..............................          2,066          1,300           6,093          1,732
                                                    ------------   ------------    ------------   ------------
Income before extraordinary loss ................          3,659          1,595          10,792          2,827
Extraordinary loss, net of $1,964 of income taxes             --         (3,137)             --             --
                                                    ------------   ------------    ------------   ------------
Net income (loss) ...............................   $      3,659   $     (1,542)   $     10,792   $      2,827
                                                    ============   ============    ============   ============

Basic earnings per share:
  Income before extraordinary item ..............   $       0.08   $       0.05    $       0.24   $       0.09
  Extraordinary loss net of income tax benefit ..             --          (0.10)             --             --
                                                    ------------   ------------    ------------   ------------
  Net income (loss) per share ...................   $       0.08   $      (0.05)   $       0.24   $       0.09
                                                    ============   ============    ============   ============
  Shares used in computing per share amounts ....     45,147,130     30,056,149      45,147,130     30,056,149
                                                    ============   ============    ============   ============

Diluted earnings per share:
  Income before extraordinary item ..............   $       0.08   $       0.05    $       0.24   $       0.09
  Extraordinary loss net of income tax benefit ..             --          (0.10)             --             --
                                                    ------------   ------------    ------------   ------------
  Net income (loss) per share ...................   $       0.08   $      (0.05)   $       0.24   $       0.09
                                                    ============   ============    ============   ============
  Shares used in computing per share amounts ....     45,238,354     30,056,149      45,238,354     30,121,210
                                                    ============   ============    ============   ============

1) The "comparable basis" column excludes: (i) $4.9 million of workers' compensation expense reflecting increased loss reserves for claims incurred during plan years 1999 through 2001 and claims relating to the acquired PACCAR stores, in response to increasing medical and claims costs, primarily in California; (ii) a $1.7 million non-cash charge relating to the vesting of a supplemental executive retirement agreement for the Company's chairman; (iii) $4.4 million of closed store charges due to revisions in reserves primarily for the Profitability Enhancement Program
     (PEP) relating to longer than anticipated vacancy periods for our closed stores as a result of the economic slowdown; and (iv) $0.2 million in costs related to the secondary stock offering.

2) The "comparable basis" column excludes: (i) $1.5 million in bad debt expense associated with the bankruptcy of a large commercial customer; (ii) $1.5 million reduction in store closing costs due to two stores previously identified for closure that were sold; (iii) $1.2 million of goodwill amortization; (iv) $0.5 million of interest expense and amortization of deferred financing costs associated with the $50.0 million of 7% convertible debentures; and (v) a $3.1 million extraordinary loss, net of income taxes, to write off unamortized deferred financing costs associated with our previously existing senior credit facility.

3) With the adoption of new accounting standards, the Company had no goodwill amortization in the 2002 period.

                      CSK AUTO CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                         (COMPARABLE BASIS)
                                                      FISCAL YEAR ENDED                  FISCAL YEAR ENDED
                                                 ----------------------------      ------------------------------
                                                  FEBRUARY 2,     FEBRUARY 3,       FEBRUARY 2,      FEBRUARY 3,
                                                     2003            2002             2003(1)          2002(2)
                                                 ------------    ------------      ------------     ------------
Net sales ....................................   $  1,506,646    $  1,438,585      $  1,506,646     $  1,438,585
Cost of sales ................................        806,461         790,585           806,461          767,493
                                                 ------------    ------------      ------------     ------------
Gross profit .................................        700,185         648,000           700,185          671,092
Other costs and expenses:
  Operating and administrative ...............        591,304         580,134           584,904          577,224
  Store closing & restructuring costs ........          5,026          22,392               650              731
  Legal settlement ...........................             --           2,000                --               --
  Sale of stores .............................            847              --                --               --
  Secondary offering costs ...................            479              --                --               --
  Goodwill amortization (3) ..................             --           4,807                --               --
                                                 ------------    ------------      ------------     ------------
Operating profit .............................        102,529          38,667           114,631           93,137
Interest expense .............................         62,261          61,608            60,560           61,106
                                                 ------------    ------------      ------------     ------------
Income (loss) before income taxes and ........         40,268         (22,941)           54,071           32,031
extraordinary loss
Income tax expense (benefit) .................         14,761          (8,886)           19,828           11,358
                                                 ------------    ------------      ------------     ------------
Income (loss) before extraordinary loss ......         25,507         (14,055)           34,243           20,673
Extraordinary loss, net of income tax benefit          (3,695)         (3,137)               --               --
                                                 ------------    ------------      ------------     ------------
Net income (loss) ............................   $     21,812    $    (17,192)     $     34,243     $     20,673
                                                 ============    ============      ============     ============

Basic earnings per share:
  Income (loss) before extraordinary item ....   $       0.63    $      (0.50)     $       0.81     $       0.73
  Extraordinary loss net of income tax benefit          (0.09)          (0.11)               --               --
                                                 ------------    ------------      ------------     ------------
  Net income (loss) per share ................   $       0.54    $      (0.61)     $       0.81     $       0.73
                                                 ============    ============      ============     ============
  Shares used in computing per share amounts .     40,634,522      28,390,582        42,203,420       28,390,582
                                                 ============    ============      ============     ============

Diluted earnings per share:
  Income (loss) before extraordinary item ....   $       0.63    $      (0.50)     $       0.81     $       0.64
  Extraordinary loss net of income tax benefit          (0.09)          (0.11)               --               --
                                                 ------------    ------------      ------------     ------------
  Net income (loss) per share ................   $       0.54    $      (0.61)     $       0.81     $       0.64
                                                 ============    ============      ============     ============

  Shares used in computing per share amounts .     40,751,802      28,390,582        42,320,700       32,386,818
                                                 ============    ============      ============     ============

1) The "comparable basis" column excludes: (i) $4.9 million of workers' compensation expense reflecting increased loss reserves for claims incurred during plan years 1999 through 2001 and claims relating to the acquired PACCAR stores, in response to increasing medical and claims costs, primarily in California; (ii) a $1.7 million non-cash charge relating to the vesting of a supplemental executive retirement agreement for the Company's chairman; (iii) $4.4 million of closed store charges due to revisions in reserves primarily for the Profitability Enhancement Program
     (PEP) relating to longer than anticipated vacancy periods for our closed stores as a result of the economic slowdown; (iv) $0.8 million loss related to the sale of certain stores in west Texas; (v) $0.5 million in costs related to the secondary stock offering; (vi) $1.2 million of interest related to the $50.0 million convertible notes which were converted in May 2002; (vii) $0.3 million of additional interest paid due to the advance notice requirement in retiring the $71.1 million of senior subordinated notes due 2006; and (viii) $3.7 million extraordinary loss (net of $2.3 million of income tax benefit) for costs associated with the early extinguishment of approximately $71.7 million of the Company's 11% senior subordinated notes due 2006. Share count for basic and diluted earnings per share assumes that the conversion of the Company's $50.0 million subordinated debentures in May 2002 occurred at the beginning of the fiscal year.

2) The "comparable basis" column excludes: (i) $23.1 million in cost of sales, $21.9 million from the Profitability Enhancement Program and a $1.2 million LIFO inventory adjustment related to an inventory devaluation; (ii) $2.9 million in operating & administrative costs, $1.1 million related to a loss on the disposition of certain fixed assets, $1.5 million of bad debt expense associated with the bankruptcy of a large commercial customer and $0.3 million of transition and integration expense; (iii) $21.7 million in store closing and restructuring costs, $19.5 million for store closings reduced by $1.5 million for two stores previously identified for closure that were sold , $2.0 million in restructuring costs all part of the Profitability Enhancement Program, and $1.7 million of excess costs due to longer vacancy periods at stores closed as a result of acquisition; (iv) $2.0 million for certain legal settlements; (v) $4.8 million of goodwill amortization; (vi) $0.5 million of interest expense and amortization of deferred financing costs associated with the $50.0 million of 7% convertible debentures; and (vii) a $3.1 million extraordinary loss (net of $2.0 million income tax benefit) to write- off unamortized deferred financing costs associated with our previously existing senior credit facility.

3) With the adoption of new accounting standards, the Company had no goodwill amortization in the 2002 period.

                            SELECTED FINANCIAL DATA:
                                ($ IN THOUSANDS)

                                                        QUARTER ENDED               FISCAL YEAR ENDED
                                                        -------------               -----------------
                                                  FEBRUARY 2,    FEBRUARY 3,    FEBRUARY 2,    FEBRUARY 3,
                                                     2003           2002           2003           2002
                                                 ------------   ------------   ------------   ------------
EBITDA, as adjusted (1) ......................   $     39,580   $     31,007   $    150,197   $    131,041
Depreciation .................................   $      7,802   $      8,580   $     31,746   $     32,799
Amortization (net of deferred financing costs)   $      1,003   $      2,151   $      3,820   $      8,347

FIFO inventory ...............................   $    546,321   $    527,578   $    546,321   $    527,578
Interest expense .............................   $     14,060   $     15,881   $     62,261   $     61,608
Cash interest ................................   $     12,422   $     13,995   $     54,925   $     56,584
Capital expenditures .........................   $      3,892   $      1,982   $      9,573   $     12,200
Availability under revolving credit facility .   $     54,698   $     35,885   $     54,698   $     35,885
Total debt (including current maturities) ....   $    524,967   $    670,843   $    524,967   $    670,843
Net debt (including current maturities,
less cash and cash equivalents) ..............   $    509,448   $    654,759   $    509,448   $    654,759


                       CALCULATION OF EBITDA, AS ADJUSTED:
                                ($ IN THOUSANDS)

                                                        QUARTER ENDED              FISCAL YEAR ENDED
                                                        -------------              -----------------
                                                  FEBRUARY 2,    FEBRUARY 3,    FEBRUARY 2,    FEBRUARY 3,
                                                     2003           2002           2003           2002
                                                 ------------   ------------   ------------   ------------
Operating profit .............................   $     19,785   $     18,776   $    102,529   $     38,667
Depreciation .................................          7,802          8,580         31,746         32,799
Amortization (net of deferred financing costs)          1,003          2,151          3,820          8,347
                                                 ------------   ------------   ------------   ------------
EBITDA .......................................         28,590         29,507        138,095         79,813
Other adjustments (1) ........................         10,990          1,500         12,102         51,228
                                                 ------------   ------------   ------------   ------------
EBITDA, as adjusted (1) ......................   $     39,580   $     31,007   $    150,197   $    131,041
                                                 ============   ============   ============   ============


1) EBITDA, as adjusted, has been calculated in accordance with the terms of the Company's senior credit facility and may differ in method of calculation from similarly titled measures used by other companies. The presentation is not intended to be a measure of US GAAP performance. Other adjustments consist of the following ($ in thousands):


                                                     QUARTER ENDED               FISCAL YEAR ENDED
                                                     -------------               -----------------
                                               FEBRUARY 2,    FEBRUARY 3,    FEBRUARY 2,    FEBRUARY 3,
                                                  2003           2002           2003           2002
                                              ------------   ------------   ------------   ------------
Loss on sale of west Texas stores .........   $         --   $         --   $        847   $         --
Secondary offering costs ..................            214             --            479             --
Legal settlement ..........................             --             --             --          2,000
Operating and administrative costs ........             --          1,500             --          2,910
Store closing and restructuring costs (PEP)             --             --             --         23,226
Cost of sales charges (PEP) ...............             --             --             --         23,092
Workers compensation adjustment ...........          4,900             --          4,900             --
SERP adjustment ...........................          1,500             --          1,500             --
Closed store reserve adjustment ...........          4,376             --          4,376             --
                                              ------------   ------------   ------------   ------------
                  TOTAL ...................   $     10,990   $      1,500   $     12,102   $     51,228
                                              ============   ============   ============   ============